As filed with the Securities and Exchange Commission on May 16, 2014

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Jumei International Holding Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	5990	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

20th Floor, Tower B, Zhonghui Plaza

11 Dongzhimen South Road, Dongcheng District

Beijing 100007

The People’s Republic of China

+86 10-5676-6999

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

+1 212-750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700	Leiming Chen, Esq. Simpson Thacher & Bartlett LLP c/o 35th Floor, ICBC Tower 3 Garden Road Central, Hong Kong +852 2514-7600

Approximate date of commencement of proposed sale to the public:

as soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-195229

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of shares to be registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)(3)	Amount of registration fee
Class A ordinary shares, par value US$0.00025 per share(2)(3)	1,886,000	US$22.00	US$41,492,000	US$5,344.17(4)

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act.
(2)	American depositary shares issuable upon deposit of Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-195711). Each American depositary share represents one Class A ordinary share.
(3)	Includes Class A ordinary shares that are issuable upon the exercise of the underwriters’ option to purchase additional ADSs. Also includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.
(4)	Previously paid.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-195229) initially filed by Jumei International Holding Limited (the “Company”) with the Securities and Exchange Commission (the “Commission”) on April 11, 2014, which was declared effective by the Commission on May 15, 2014, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on May 16, 2014.

Jumei International Holding Limited

By:	/s/ Leo Ou Chen
Name:	Leo Ou Chen
Title:	Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on May 16, 2014.

Signature	Title

/s/ Leo Ou Chen	Chairman of the Board of Directors and Chief Executive Officer
Leo Ou Chen	(principal executive officer)

*	Director and Vice President of Products
Yusen Dai

*	Director
Steve Yue Ji

*	Director
Keyi Chen

*	Co-Chief Financial Officer
Mona Meng Gao	(Principal Financial and Accounting Officer)

/s/ Yunsheng Zheng	Co-Chief Financial Officer
Yunsheng Zheng	(Principal Financial and Accounting Officer)

*By:	/s/ Yunsheng Zheng
Name:	Yunsheng Zheng
Attorney-in-Fact

Signature of authorized representative in the United States

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Jumei International Holding Limited, has signed this Registration Statement or amendment thereto in New York, on May 16, 2014.

Authorized U.S. Representative

By:	/s/ Amy Segler
Name:	Amy Segler
Title:	Service of Process Officer
Law Debenture Corporate Services Inc.

Jumei International Holding Limited

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered

23.1	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Jumei International Holding Limited (File No. 333-195229) initially filed with the Securities and Exchange Commission on April 11, 2014)